Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED
Redacted portions are indicated by [***]1

AMENDMENT TO

CHEMICAL CELLULOSE AGREEMENT

THIS AMENDMENT is effective as of December 31, 2014, and is entered into by and between Nantong Cellulose Fibers Co., Ltd., (“Buyer”) and Rayonier Performance Fibers, LLC (“Seller”), collectively, the “Parties.”

WHEREAS, Seller and Buyer entered into that certain Chemical Cellulose Agreement with the effective date of January 1, 2012 (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement and revise certain terms contained therein.

NOW THEREFORE, the Parties hereby amend the Agreement as follows:

1.	Article 1 of the Agreement is revised to extend the term through December 31, 2015.

2.	Article 3(a) of the Agreement is amended to add the following annual requirement:

[***]

3. Article 4(a) of the Agreement shall be amended by adding the following sentence to the end:

“For calendar year 2015, the payment terms shall be [***].”

4.    Article 4(b) shall be deleted effective January 1, 2015 and replaced in its entirety with the following:

“The price for Product purchased during calendar year 2015 shall be [***].”

5.    Article 5 of the Agreement shall be replaced in its entirety with the following:

(5)    [***]:

[***].

[***].

1 [***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Except as amended above, all remaining provisions the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the day and year first above written.

NANTONG CELLULOSE FIBERS CO., LTD. By: _/s/ Liu Jingru______________ Name: Liu Jingru Title: Chairman, Board of Directors	RAYONIER PERFORMANCE FIBERS, LLC By: _/s/ Paul Boynton__________ Name: Paul Boynton Title: President